Exhibit 1.01

TAT Technologies Ltd.
Conflict Minerals Report
For The Year Ended December 31, 2016

This report for the year ended December 31, 2016 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (the Rule). For the purpose of the required Reasonable Country of Origin Inquiry (RCOI), TAT Technologies Ltd. continued to receive supply chain responses through May 25, 2017. The Rule was adopted by the Securities and Exchange Commission (SEC) to implement reporting and disclosure requirements related to Conflict Minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (Dodd-Frank Act). The Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain Conflict Minerals which are necessary to the functionality or production of their products. Conflict Minerals are defined as tin, tantalum, tungsten, and gold (3TG) for the purposes of this assessment. These requirements apply to registrants whatever the geographic origin of the Conflict Minerals and whether or not they fund armed conflict.

If a registrant can establish that the Conflict Minerals originated from sources other than the Democratic Republic of the Congo or an adjoining country (the Covered Countries), or from recycled and scrap sources, they must submit a Form SD which describes the Reasonable Country of Origin Inquiry completed.

If a registrant has reason to believe that any of the Conflict Minerals in their supply chain may have originated in the Covered Countries, or if they are unable to determine the country of origin of those Conflict Minerals, then the issuer must exercise due diligence on the Conflict Minerals' source and chain of custody. The registrant must annually submit a report, Conflict Minerals Report (CMR), to the SEC that includes a description of those due diligence measures.

1. Company Overview

This report has been prepared by the management of TAT Technologies Ltd. (herein referred to as "TAT" the "Company," "we," "us," or "our"). The information includes the activities of all relevant subsidiaries that are required to be consolidated.

TAT Technologies Ltd. is a leading provider of services and products to the commercial and military aerospace and ground defense industries. TAT operates under four segments:  (i) Original Equipment Manufacturing or "OEM" of Heat Management Solutions (ii) Heat Transfer Services and Products (iii) Maintenance, Repair and Overhaul or "MRO" services of Aviation Components; and (iv) overhaul and coating of jet engine components.

TAT's activities in the area of OEM Heat Management Solutions are focused on the design, development, manufacture, and sale of the following: (i) a broad range of heat transfer components including heat exchangers, pre-coolers and oil/fuel hydraulic coolers used in mechanical and electronic systems on-board commercial, military and business aircraft; (ii) environmental control and cooling systems on board aircraft and for ground applications; and (iii) a variety of other electronic and mechanical aircraft accessories and systems such as pumps, valves, power systems and turbines.

TAT's activities in the area of Heat Transfer Services and Products include the maintenance, repair and overhaul of heat transfer equipment and to a lesser extent, the manufacture of certain heat transfer product parts. TAT's Limco subsidiary operates an FAA certified repair station, which provides heat transfer MRO services and products for airlines, air cargo carriers, maintenance service centers and the military.

TAT's activities in the area of MRO services for Aviation Components include the maintenance, repair and overhaul of APUs, Landing Gears and other aircraft components. TAT's Piedmont subsidiary operates an FAA certified repair station, which provides aircraft component MRO services for airlines, air cargo carriers, maintenance service centers and the military.

TAT's activities in the area of jet engine overhaul includes the overhaul and coating of jet engine components such as turbine vanes and blades, fan blades, variable inlet guide vanes, afterburner flaps and other components.

2. Products Overview

TAT is principally engaged in the following activities:

•	Design, development, manufacture and sale of a broad range of heat transfer equipment and solutions;
•	Remanufacture, overhaul and repair of heat transfer equipment;
•	Maintenance, repair and overhaul of auxiliary power units, landing gears and related components;
•	Design, development and manufacture of aviation and flow control accessories including fuel components, secondary power systems, and various instrumentation and electronic assemblies; and
•	Design, development and manufacture of environmental control and cooling systems.
•	Overhaul and coating of jet engine components

The products developed, repaired, and maintained by TAT are primarily used for airborne systems on commercial and military aircrafts as well as for defense ground systems. The principal markets of TAT are in Israel, Europe and the United States.

Based upon TAT's internal assessment that included review of all company products in order to identify the products that may include the relevant minerals, the Company uses all 3TG through its OEM manufacturing processes and as such may be included in Heat Exchangers Cores, Air Conditioners manufactured by us and Overhaul and coating of jet engine components. Other TAT's activities have been excluded from the process since these activities involve repair and maintenance services, which are excluded from the rule requirements.

3. Reasonable Country of Origin Inquiry (RCOI)

Based on our products analysis, TAT has concluded in good faith that during the calendar year 2016, out of the above SEC defined "Conflict Minerals", Gold, Tantalum, Tungsten and tin can be found in our products. Therefore, the products that we manufacture are subject to the reporting obligations of Rule 13p-1.  A suppliers list, which TAT Technologies purchased from during calendar year 2016, was issued using TAT's IT systems by the purchasing department manager. The total number of the suppliers in the list was approximately 700 suppliers. The list was segmented according to the type of material or component the supplier provides such as: papers, rubber, plastic, metal, electronics, etc. All of the suppliers' categories were excluded (a total of 688 suppliers) except for the electronics category, since these suppliers provided other components than "Electronics", which did not contain Conflict Minerals or that the suppliers provide components which are not necessary to the functionality or production of the products. TAT's finalized level 1 suppliers list includes 14 suppliers (2 of our identified suppliers sent 2 questionnaires) one of the suppliers did not send any questionnaire. The cumulative number of questionnaires received was 13.
The methods we used in order to determine the origin of Conflict Minerals in our products included:

●	Sending letters to our direct suppliers, explaining the rule and referring the suppliers to online training materials and instructions;
●	Soliciting survey responses from relevant suppliers of components of our products, using the most updated version of the standard Conflict Minerals Reporting Template (CMRT) designed by the CFSI;
●	Reviewing responses that we received from our suppliers and following up on inconsistent, incomplete, and inaccurate responses; and
●	Sending reminders to suppliers who did not respond to our requests for information.

Our supply chain is complex. There are multiple tiers between our company and the relevant smelters and refineries. Accordingly, we rely on our direct suppliers to provide information on the origin of the Conflict Minerals contained in components which are included in our products. Using our supply chain due diligence processes, driving accountability within the supply chain by leveraging the industry standard CFSI/CFS program, and continuing our outreach efforts we hope to further develop transparency into our supply chain.

Despite having conducted a good faith reasonable country of origin inquiry, we have been unable to determine the origin of all of the 3TG used in our products. Therefore we have performed the due diligence activities and detailed these efforts in this Conflict Minerals Report.

4. Design of Due Diligence

Our due diligence processes and efforts have been developed and adjusted in conjunction with the OECD (2016) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Third Edition, OECD Publishing and the related supplements for gold, tin, tantalum and tungsten.

5. Due Diligence Performed

The due diligence measures we performed are presented below according to the five-step framework established by the OECD:

Step 1. Establish Strong Company Management Systems

Conflict Minerals Policy
Our policy is published on our company's website. As mentioned in our policy, TAT strives to only use 3TG minerals from smelters that have been audited and verified as conflict free by the Conflict Free Smelter Program ("CFSP") or equivalent programs as they become available. Our policy with respect to the sourcing of Conflict Minerals can be found at http://www.tat-technologies.com/Corporate-Governance-Documents.html .

Internal Team
The Company established a management system for complying with the applicable rules. Our management system includes the development of a Conflict Minerals Task Force led by our Chief Financial Officer and a team of subject matter personnel from relevant functions in the Company such as, purchasing, quality assurance, engineering and manufacturing.

Supplier Engagement
As part of our efforts to strengthen engagement with suppliers, we direct and provide our suppliers with training and electronic instruction related to Conflict Minerals, including the CMRT, our Conflict Minerals policy, and FAQs from the U.S. Securities and Exchange Commission. In addition, suppliers that handle 3TG are expected to have their own programs for implementing their own policies.

Procurement processes
TAT is maintaining its standard Terms and Conditions with suitable Conflict Minerals contractual language which requires our suppliers to comply with the rule's reporting requirements.

Maintain records
TAT is maintaining a due diligence compliance process and set forth documentation and record maintenance mechanism to ensure the retaining of relevant documentation in a structured electronic database.

Grievance Mechanism
TAT is maintaining a grievance mechanism which is published on our policy. Whereby concerns and violations of the Conflict Minerals Policy can be reported to its non-executive members or its subcommittees through our official grievance channels (at: ayehuda@turbochrome.com).

Step 2. Identify and Assess Risks in the Supply Chain

In order to identify risks in our supply chain we assessed two primary risks:

1.	The risk of not receiving on time and accurate information from the supplier; and

2.	The risk of not being able to replace a supplier while trying to move towards the goal of being a conflict free company.

We have segmented our suppliers into three risk levels (high, medium and low) by referring to Conflict Minerals-related risks based on suppliers characteristics, such as: the geographical location of the supplier or manufacturer, whether or not the supplier is a SEC registrant, volume of spending during 2016 and the extent to which the company is dependent upon any particular supplier or, conversely, the availability of alternative suppliers. This segmentation allowed us to invest our risk mitigation efforts according to the supplier level of risk.

As part of the risk assessment phase, we have identified that out of the responses received, 92.3% of TAT's in scope suppliers and manufacturers list have policy in place, which addresses the Conflict Minerals sourcing in the products provided to TAT.

We relied on these supplier's responses to provide us with information about the source of Conflict Minerals contained in the components supplied to us. Our direct suppliers are similarly reliant upon information provided by their suppliers.

We have identified, to the best of our efforts, the smelters/refiners in the supply chain by conducting a supply chain survey using the CMRT in order to facilitate disclosure and communication of information regarding smelters that provide materials to our supply chain. In addition, TAT compared smelters and refiners identified by the supply chain survey against the list of facilities that have received a "Conflict Free" designation from the CFSP.

Step 3. Design and Implement a Strategy to Respond to Identified Risks

TAT continues to work with suppliers who are sourcing from non-conflict free smelters to move towards using Conflict Free smelters within a reasonable time frame. Our management strategy includes: Follow-up processes (including e-mail communication and manual outreach) to escalate any identified issues associated with non-responsive or problematic responses and reviewed in scope suppliers' responses to track smelters and refiners in our supply chain that supply us with Conflict Minerals and have not received a conflict-free designation based on the CFSP or other independent third party validation program..

The supply chain Due Diligence is a dynamic process which requires on-going risk monitoring. In order to ensure effective management of risks, we review the risk identification process occasionally and update the risk mitigation strategy accordingly. Senior management is briefed about the results of our due diligence efforts on a regular basis. We are periodically reporting to the Audit Committee with respect to our due diligence process and compliance obligations.

Step 4. Carry Out Independent Third-Party Audit of Smelter/Refiner's Due Diligence Practices

The Company does not have a direct relationship with 3TG smelters and refiners, nor do we perform direct audits of these entities that provide our supply chain the 3TG. However, we do rely upon the industry (for example, CFSI) efforts to influence smelters and refineries to get audited and certified through CFSI's CFS program.

Step 5. Report Annually on Supply Chain Due Diligence

In addition to this report, for further information about our supply chain Conflict Minerals policy, including our approach for supply chain due diligence and supplier expectation, please see it at: http://www.tat-technologies.com/Press-Releases.html.

6. Results of Assessment

We conducted a supply-chain survey of the 14 suppliers we identified as potential providers of necessary Conflict Minerals to our products.
 The overall response rate to this survey was approximately 92.8% containing the presumed names and locations of smelters and refiners (see Annex 1) and country of origin see (Annex 2) which process Conflict Minerals. We received 13 questionnaires Of this response rate, 2 suppliers reported that their products do not contain Conflict Minerals and 8 suppliers reported that they are conflict free (both from DRC and not from DRC).

By adopting a methodology based on the OECD guidelines and the CFSI template, TAT concludes that the information gathered from the smelters and refiners in its supply chain represents the most reasonable known mine of origin information available as the OECD Due Diligence Guidance is currently the best known efforts to obtain mine and country of origin information.

TAT has encountered difficulty in identifying entities downstream from TAT's products. Therefore, TAT relies on its direct suppliers to provide information about the source of Conflict Minerals contained in the components supplied to TAT.

In addition, information gathered from TAT's suppliers is not on a continuous, real-time basis. Therefore, TAT can only provide reasonable, not absolute, assurance regarding the source and chain of custody of the necessary Conflict Minerals, since the information comes from direct and secondary suppliers and independent third party audit programs

Smelters and refiners verified as conflict free or in the audit process:

Tin	70 of 97 (72%)
Tantalum	43 of 54 (80%)
Tungsten	38 of 51 (74.5%)
Gold	96 of 130 (74%)
Total	247 of 332 (74.5%)

Status of identified smelters and refiners:

2016
Verified Conflict Free	236
Participating in an audit process	11
Total	247

7. Continuous improvement efforts to mitigate risk

As we move towards developing our due diligence program, we intend to take the following steps to continue to mitigate any possible risk that the necessary Conflict Minerals in our products could benefit armed groups in the DRC or adjoining countries:

•	TAT will continue working with its global supply chain to ensure responsible sourcing and assure compliance with international regulations

Safe Harbor for Forward-Looking Statements

This press release contains forward-looking statements which include, without limitation, statements regarding possible or assumed future operation results. These statements are hereby identified as "forward-looking statements" for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that could cause our results to differ materially from management's current expectations. Actual results and performance can also be influenced by other risks that we face in running our operations including, but are not limited to, general business conditions in the airline industry, changes in demand for our services and products, the timing and amount or cancellation of orders, the price and continuity of supply of component parts used in our operations, the change of control that will occur on the sale by the receiver of the Company's shares held by our previously controlling stockholders, and other risks detailed from time to time in the Company's filings with the Securities Exchange Commission, including, its annual report on form 20-F and its periodic reports on form 6-K. These documents contain and identify other important factors that could cause actual results to differ materially from those contained in our projections or forward-looking statements. Stockholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update publicly or revise any forward-looking statement.

Annex 1- listing smelter or refiner names in supply chain

Metal	Smelter Name	Smelter Country
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL
Gold	Argor-Heraeus S.A.	SWITZERLAND
Gold	Asahi Pretec Corp.	JAPAN
Gold	Asahi Refining Canada Ltd.	CANADA
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	Aurubis AG	GERMANY
Gold	Bangalore Refinery	INDIA
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Smelter not listed	GERMANY
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	Caridad	MEXICO
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Cendres + Métaux S.A.	SWITZERLAND
Gold	Chimet S.p.A.	ITALY
Gold	Chugai Mining	JAPAN
Gold	Daejin Indus Co., Ltd.	KOREA (REPUBLIC OF)
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	DSC (Do Sung Corporation)	KOREA (REPUBLIC OF)
Gold	DODUCO GmbH	GERMANY
Gold	Dowa	JAPAN

Gold	Eco-System Recycling Co., Ltd.	JAPAN
Gold	Elemetal Refining, LLC	UNITED STATES OF AMERICA
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	Smelter not listed	ITALY
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Ltd. Hong Kong	CHINA
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold	HwaSeong CJ Co., Ltd.	KOREA (REPUBLIC OF)
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Japan Mint	JAPAN
Gold	Jiangxi Copper Co., Ltd.	CHINA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	Kazzinc	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
Gold	KGHM Polska Miedź Spółka Akcyjna	POLAND

Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	Smelter not listed	KOREA (REPUBLIC OF)
Gold	Korea Zinc Co., Ltd.	KOREA (REPUBLIC OF)
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	L'azurde Company For Jewelry	SAUDI ARABIA
Gold	Lingbao Gold Co., Ltd.	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	LS-NIKKO Copper Inc.	KOREA (REPUBLIC OF)
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	Materion	UNITED STATES OF AMERICA
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Metalor Technologies S.A.	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	MEXICO
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	Morris and Watson	NEW ZEALAND
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION

Gold	Smelter not listed	RUSSIAN FEDERATION
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	PAMP S.A.	SWITZERLAND
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Précinox S.A.	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	Republic Metals Corporation	UNITED STATES OF AMERICA
Gold	Royal Canadian Mint	CANADA
Gold	SAAMP	FRANCE
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA
Gold	SAFINA A.S.	CZECH REPUBLIC
Gold	Samduck Precious Metals	KOREA (REPUBLIC OF)
Gold	Samwon Metals Corp.	KOREA (REPUBLIC OF)
Gold	SAXONIA Edelmetalle GmbH	GERMANY
Gold	Schone Edelmetaal B.V.	NETHERLANDS
Gold	SEMPSA Joyería Platería S.A.	SPAIN
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	So Accurate Group, Inc.	UNITED STATES OF AMERICA
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	T.C.A S.p.A	ITALY
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
Gold	Tokuriki Honten Co., Ltd.	JAPAN

Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	Tony Goetz NV	BELGIUM
Gold	Torecom	KOREA (REPUBLIC OF)
Gold	Umicore Brasil Ltda.	BRAZIL
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
Gold	Valcambi S.A.	SWITZERLAND
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA
Gold	WIELAND Edelmetalle GmbH	GERMANY
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN
Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	Yunnan Copper Industry Co., Ltd.	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA
Tantalum	Duoluoshan	CHINA
Tantalum	E.S.R. Electronics	UNITED STATES OF AMERICA
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	Smelter not listed	CHINA
Tantalum	H.C. Starck Co., Ltd.	THAILAND
Tantalum	H.C. Starck GmbH Goslar	GERMANY
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY

Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA
Tantalum	H.C. Starck Ltd.	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES OF AMERICA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Jiangxi Tuohong New Raw Material	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	KEMET Blue Metals	MEXICO
Tantalum	KEMET Blue Powder	UNITED STATES OF AMERICA
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA
Tantalum	LSM Brasil S.A.	BRAZIL
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	Mineração Taboca S.A.	BRAZIL
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Tantalum	Molycorp Silmet A.S.	ESTONIA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	Smelter not listed	AUSTRIA
Tantalum	Plansee SE Liezen	AUSTRIA
Tantalum	Plansee SE Reutte	AUSTRIA
Tantalum	QuantumClean	UNITED STATES OF AMERICA
Tantalum	Resind Indústria e Comércio Ltda.	BRAZIL
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	Taki Chemical Co., Ltd.	JAPAN
Tantalum	Telex Metals	UNITED STATES OF AMERICA
Tantalum	Tranzact, Inc.	UNITED STATES OF AMERICA

Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA
Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	CHINA
Tin	Alpha	UNITED STATES OF AMERICA
Tin	An Thai Minerals Co., Ltd.	VIET NAM
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL
Tin	CV Ayi Jaya	INDONESIA
Tin	CV Dua Sekawan	INDONESIA
Tin	CV Gita Pesona	INDONESIA
Tin	CV Serumpun Sebalai	INDONESIA
Tin	CV Tiga Sekawan	INDONESIA
Tin	CV United Smelting	INDONESIA
Tin	CV Venus Inti Perkasa	INDONESIA
Tin	Dowa	JAPAN
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM
Tin	Elmet S.L.U.	SPAIN
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Estanho de Rondônia S.A.	BRAZIL
Tin	Smelter not listed	GERMANY
Tin	Fenix Metals	POLAND
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA
Tin	Gejiu Jinye Mineral Company	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA

Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA
Tin	Smelter not listed	CHINA
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Melt Metais e Ligas S.A.	BRAZIL
Tin	Smelter not listed	MALAYSIA
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA
Tin	Metallo-Chimique N.V.	BELGIUM
Tin	Mineração Taboca S.A.	BRAZIL
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	Modeltech Sdn Bhd	MALAYSIA
Tin	Smelter not listed	CHINA
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	Smelter not listed	RUSSIAN FEDERATION
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	Operaciones Metalurgical S.A.	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Smelter not listed	INDONESIA
Tin	PT Aries Kencana Sejahtera	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	Smelter not listed	INDONESIA
Tin	PT Bangka Prima Tin	INDONESIA
Tin	Smelter not listed	INDONESIA
Tin	Smelter not listed	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA

Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	Smelter not listed	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT Cipta Persada Mulia	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Eunindo Usaha Mandiri	INDONESIA
Tin	Smelter not listed	INDONESIA
Tin	PT Inti Stania Prima	INDONESIA
Tin	PT Justindo	INDONESIA
Tin	PT Karimun Mining	INDONESIA
Tin	PT Kijang Jaya Mandiri	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA
Tin	Smelter not listed	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Refined Bangka Tin	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	Smelter not listed	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Sukses Inti Makmur	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	PT Tirus Putra Mandiri	INDONESIA
Tin	PT Tommy Utama	INDONESIA
Tin	PT Wahana Perkit Jaya	INDONESIA
Tin	Resind Indústria e Comércio Ltda.	BRAZIL
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA
Tin	Soft Metais Ltda.	BRAZIL
Tin	Thaisarco	THAILAND
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	VQB Mineral and Trading Group JSC	VIET NAM
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	Yunnan Tin Company Limited	CHINA
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN
Tungsten	ACL Metais Eireli	BRAZIL

Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Smelter not listed	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Smelter not listed	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	H.C. Starck GmbH	GERMANY
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
Tungsten	Smelter not listed	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA

Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Moliren Ltd	RUSSIAN FEDERATION
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Tungsten	Smelter not listed	RUSSIAN FEDERATION
Tungsten	Smelter not listed	VIET NAM
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA
Tungsten	Woltech Korea Co., Ltd.	KOREA (REPUBLIC OF)
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA
Gold	Colt Refining	UNITED STATES
Tantalum	Global Advanced Metals	UNITED STATES
Tantalum	H.C. Starck Group	GERMANY
Tantalum	Kemet Blue Powder	UNITED STATES
Tantalum	Shanghai Jiangxi Metals Co. Ltd	CHINA
Tantalum	Tantalite Resources	SOUTH AFRICA
Tin	Metallo Chimique	BELGIUM
Tin	Minmetals Ganzhou Tin Co. Ltd.	CHINA
Tungsten	HC Starck GmbH	GERMANY
Tungsten	Wolfram Company CJSC	RUSSIAN FEDERATION
Tungsten	Zhuzhou Cemented Carbide Group Co Ltd	CHINA

Annex 2- country of origin

Gold	Tantalum	Tin	Tungsten
AUSTRALIA	AUSTRIA	BELGIUM	AUSTRIA
AUSTRIA	BRAZIL	BOLIVIA	BRAZIL
BELGIUM	CHINA	BRAZIL	CHINA
BRAZIL	ESTONIA	CHINA	GERMANY
CANADA	GERMANY	GERMANY	JAPAN
CHINA	INDIA	INDONESIA	KOREA (REPUBLIC OF)
CZECH REPUBLIC	JAPAN	JAPAN	PHILIPPINES
FRANCE	KAZAKHSTAN	MALAYSIA	RUSSIAN FEDERATION
GERMANY	MEXICO	NEW ZEALAND	UNITED STATES OF AMERICA
HONG KONG	RUSSIAN FEDERATION	PERU	VIET NAM
INDIA	SOUTH AFRICA	PHILIPPINES
INDONESIA	THAILAND	POLAND
ITALY	UNITED STATES OF AMERICA	RUSSIAN FEDERATION
JAPAN		SPAIN
KAZAKHSTAN		TAIWAN, PROVINCE OF CHINA
KOREA (REPUBLIC OF)		THAILAND
KYRGYZSTAN		UNITED STATES OF AMERICA
MEXICO		VIET NAM
NETHERLANDS
NEW ZEALAND
NORWAY
PERU
PHILIPPINES
POLAND
RUSSIAN FEDERATION
SAUDI ARABIA
SINGAPORE
SOUTH AFRICA
SPAIN
SWEDEN
SWITZERLAND
TAIWAN, PROVINCE OF CHINA
THAILAND
TURKEY
UNITED ARAB EMIRATES
UNITED STATES OF AMERICA
UZBEKISTAN
ZIMBABWE